Westwood Holdings Group Reports Fourth Quarter and Full Year 2021 Results
Competitive performance across key strategies
Double-digit revenue growth powers return to full year profitability

Dallas, TX, February 9, 2022 – Westwood Holdings Group, Inc. (NYSE: WHG) today reported fourth quarter earnings. Significant items include:
▪Fourth quarter revenues of $19.4 million compared with $17.9 million in the third quarter and $17.1 million a year ago.
▪Net income of $2.8 million compared with $1.9 million in the third quarter and $2.8 million in the fourth quarter of 2020.
▪Net income totaled $9.8 million in 2021 versus a net loss of $8.9 million in the previous year.
▪Our LargeCap Value, SmallCap Value, Alternative Income and Select Equity strategies beat their primary benchmarks for the quarter.
▪SmallCap Value achieved a top quartile peer ranking, and LargeCap Value, Alternative Income and Select Equity ranked in the top third of their peer groups for the quarter.
▪Westwood held $80.2 million in cash and short-term investments at December 31, 2021, up $3.6 million from September 30, 2021.
▪Stockholders' equity at December 31, 2021 was $117.9 million and we continue to have no debt.
▪Non-GAAP Economic Earnings of $4.7 million compared with $3.7 million in the third quarter and $4.6 million in the fourth quarter of 2020.
▪We declared a cash dividend of $0.15 per common share, payable on April 1, 2022 to stockholders of record on March 4, 2022.
Brian Casey, Westwood’s President and CEO, commented, "The fourth quarter’s accomplishments built upon our many substantial achievements reported earlier last year. Our investment teams delivered solid performance and competitive peer rankings in key products while our sales teams generated positive fund flows across many products, enabling assets under management ("AUM") to grow from $13.0 billion to $14.5 billion by year end. Revenues grew 13% from 2020’s fourth quarter, which powered a 27% increase in economic earnings and a 50% jump in diluted EPS from 2021’s third quarter. We launched three mutual funds and achieved strong client retention in Wealth Management while adding new accounts along with a new client portal to enhance the investor experience. I am very pleased to report that our businesses performed very well last year: we restored dividends and paid a special dividend, we bought back stock, and, best of all, we returned Westwood to profitability!"
Revenues of $19.4 million increased $2.3 million from 2020's fourth quarter principally due to higher average AUM. Revenues rose $1.5 million versus the third quarter principally on higher average AUM and higher performance fees.

AUM of $14.5 billion at December 31, 2021 rose from $13.8 billion at September 30, 2021 principally due to market appreciation.
Fourth quarter net income of $2.8 million exceeded the third quarter's $1.9 million due to higher revenues and unrealized appreciation on private investments, partially offset by one-time expenses related to administrative reorganization of our mutual funds. Diluted earnings per share ("EPS") of $0.36 compared to $0.24 per share for the third quarter. Non-GAAP Economic Earnings were $4.7 million, or $0.59 per share, compared to the third quarter's $3.7 million, or $0.47 per share.
Fourth quarter net income of $2.8 million was consistent with the prior year's fourth quarter as revenues and expenses increased at the same pace. Diluted EPS of $0.36 repeated 2020's fourth quarter. Non-GAAP Economic Earnings of $4.7 million, or $0.59 per share, rose from $4.6 million, or $0.58 per share, in 2020's fourth quarter.
2021 net income of $9.8 million compared to 2020's net loss of $8.9 million on higher revenues, higher realized gains on private investments and the impact of non-recurring items during 2020, partially offset by higher income taxes and mutual fund expenses. Diluted EPS was $1.23 per share compared with a loss of $1.12 per share for 2020. Economic EPS of $2.20 compared with $0.91 in 2020.
Economic earnings and Economic EPS are non-GAAP performance measures and are explained and reconciled with the most comparable GAAP numbers in the attached tables.
Westwood will host a conference call to discuss fourth quarter and fiscal year 2021 results and other business matters at 4:30 p.m. Eastern time today. To join the conference call, dial 877-303-6235 (U.S. and Canada) or 631-291-4837 (international). The conference call can also be accessed via our Investor Relations page at westwoodgroup.com and will be available for replay through February 16, 2022 by dialing 855-859-2056 (U.S. and Canada) or 404-537-3406 (international) and entering the passcode 9074885.
ABOUT WESTWOOD HOLDINGS GROUP
Westwood Holdings Group, Inc. is an investment management boutique and wealth management firm. Westwood offers high-conviction equity and outcome-oriented solutions to institutional investors, private wealth clients and financial intermediaries. The firm specializes in the following distinct investment capabilities: U.S. Value Equity, Multi-Asset, and Liquid Alternatives, available through separate accounts, the Westwood Funds® family of mutual funds and other pooled vehicles. Westwood benefits from significant, broad-based employee ownership and trades on the New York Stock Exchange under the symbol “WHG.” Based in Dallas, Westwood also maintains offices in Houston.
For more information on Westwood, please visit westwoodgroup.com.
Forward-looking Statements
Statements in this press release that are not purely historical facts, including, without limitation, statements about our expected future financial position, results of operations or cash flows, as well as other statements including without limitation, words such as “anticipate,” “believe,” “expect,” “could,” and other similar expressions, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results and the timing of some events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, without limitation:
the composition and market value of our AUM; our ability to maintain our fee structure in light of competitive fee pressures; our stockholder rights agreement may make it more difficult for others to obtain control over us, even if it would be beneficial to our stockholders; risks associated with actions of activist stockholders; distributions to our common stockholders have included and may in the future include a return of capital; inclusion of foreign company investments in our AUM; regulations adversely affecting the financial services industry; our ability to maintain effective cyber security; litigation risks; our ability to develop and market new investment strategies successfully; our reputation and our relationships with current and potential customers; our ability to attract and retain qualified personnel; our ability to perform operational tasks; our ability to select and oversee third-party vendors; our dependence on the operations and funds of our subsidiaries; our ability to maintain effective information systems; our ability to prevent misuse of assets and information in the possession of our employees and third-party vendors, which could damage our reputation and result in costly litigation and liability for our clients and us; our stock is thinly traded and may be subject to volatility; in addition to our stockholder rights agreement, our organizational documents contain provisions that may prevent or deter another group from paying a premium over the market price to our stockholders to acquire our stock; competition in the investment management industry; our ability to avoid termination of client agreements and the related investment redemptions; the significant concentration of our revenues in a small number of customers; our relationships with investment consulting firms; the impact of the COVID-19 pandemic; our ability to identify and execute on our strategic initiatives; our ability to declare and pay dividends; our ability to fund future capital requirements on favorable terms; our ability to properly address conflicts of interest; our ability to maintain adequate insurance coverage; our ability to maintain an effective system of internal controls; and the other risks detailed from time to time in Westwood’s SEC filings, including, but not limited to, its annual report on Form 10-K for the year ended December 31, 2020 and its quarterly report on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, Westwood is not obligated to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.
SOURCE: Westwood Holdings Group, Inc.
(WHG-G)
CONTACT:
Westwood Holdings Group, Inc.
Terry Forbes
Chief Financial Officer and Treasurer
(214) 756-6900

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except per share and share amounts)
(unaudited)

	Three Months Ended
	December 31, 2021	September 30, 2021	December 31, 2020
REVENUES:
Advisory fees:
Asset-based	$12,081	$12,011	$8,751
Performance-based	1,376	—	1,400
Trust fees	5,797	5,952	6,168
Trust performance-based	101	—	289
Other, net	36	(103)	505
Total revenues	19,391	17,860	17,113

EXPENSES:
Employee compensation and benefits	10,479	10,268	9,171
Sales and marketing	388	292	248
Westwood mutual funds	1,084	814	311
Information technology	1,971	1,937	1,892
Professional services	920	726	1,054
General and administrative	2,181	1,779	2,111
Loss on foreign currency transactions	—	—	12
Total expenses	17,023	15,816	14,799
Net operating income	2,368	2,044	2,314
Net change in unrealized appreciation (depreciation) on private investments	327	(13)	198
Investment income	306	131	(21)
Other income	212	198	33
Foreign currency translation adjustments to net income upon liquidation of a foreign subsidiary	—	—	24
Income before income taxes	3,213	2,360	2,548
Provision for income taxes	400	481	(267)
Net income	$2,813	$1,879	$2,815
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	—	—	24
Reclassification of cumulative foreign currency translation adjustments to net income upon liquidation of a foreign subsidiary	—	—	(24)
Total comprehensive income	$2,813	$1,879	$2,815

Earnings per share:
Basic	$0.36	$0.24	$0.36
Diluted	$0.36	$0.24	$0.36

Weighted average shares outstanding:
Basic	7,842,867	7,887,259	7,830,115
Diluted	7,910,673	7,956,081	7,838,504

Economic Earnings	$4,654	$3,706	$4,571
Economic EPS	$0.59	$0.47	$0.58

Dividends declared per share	$0.15	$2.60	$0.00

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share and share amounts)
(unaudited)

	Year Ended December 31,
	2021	2020
REVENUES:
Advisory fees:
Asset-based	$45,927	$38,028
Performance-based	3,335	2,808
Trust fees	24,030	23,563
Trust performance-based	101	366
Other, net	(339)	346
Total revenues	73,054	65,111

EXPENSES:
Employee compensation and benefits	42,532	42,141
Sales and marketing	1,280	1,194
Westwood mutual funds	2,657	1,681
Information technology	8,161	8,111
Professional services	4,391	4,271
General and administrative	8,074	8,941
Impairment expense	—	3,403
Gain on foreign currency transactions	—	(1,184)
Total expenses	67,095	68,558
Net operating income (loss)	5,959	(3,447)
Realized gains on private investments	8,371	—
Net change in unrealized depreciation on private investments	(1,797)	(711)
Investment income	868	604
Other income	602	135
Foreign currency translation adjustments to net income (loss) upon liquidation of a foreign subsidiary	—	(4,169)
Income (loss) before income taxes	14,003	(7,588)
Provision for income taxes	4,240	1,359
Net income (loss)	$9,763	$(8,947)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	—	(1,226)
Reclassification of cumulative foreign currency translation adjustments to net income (loss) upon liquidation of a foreign subsidiary	—	4,169
Total comprehensive income (loss)	$9,763	$(6,004)

Earnings (loss) per share:
Basic	$1.24	$(1.12)
Diluted	$1.23	$(1.12)

Weighted average shares outstanding:
Basic	7,875,395	7,987,554
Diluted	7,927,972	7,987,554

Economic Earnings	$17,458	$7,284
Economic EPS	$2.20	$0.91

Dividends declared per share	$2.95	$0.43

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value and share amounts)
(unaudited)

	December 31, 2021	December 31, 2020
ASSETS
Current Assets:
Cash and cash equivalents	$15,206	$13,016
Accounts receivable	11,152	9,450
Investments, at fair value	65,024	69,542
Income taxes receivable	233	1,700
Other current assets	2,246	2,606
Total current assets	93,861	96,314
Investments	4,455	8,154
Noncurrent investments at fair value	4,513	3,527
Goodwill	16,401	16,401
Deferred income taxes	848	1,468
Operating lease right-of-use assets	4,868	6,103
Intangible assets, net	11,911	13,535
Property and equipment, net of accumulated depreciation of $8,637 and $8,056	2,114	3,186
Other long-term assets	634	464
Total long-term assets	45,744	52,838
Total assets	$139,605	$149,152
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$2,637	$1,627
Dividends payable	1,800	810
Compensation and benefits payable	9,530	7,448
Operating lease liabilities	1,409	1,718
Income taxes payable	466	191
Total current liabilities	15,842	11,794
Accrued dividends	1,133	526
Noncurrent operating lease liabilities	4,724	6,121
Total long-term liabilities	5,857	6,647
Total liabilities	21,699	18,441
Stockholders’ Equity:
Common stock, $0.01 par value, authorized 25,000,000 shares, issued 10,658,644 and outstanding 8,253,491 shares at December 31, 2021; issued 10,500,549 and outstanding 8,326,948 shares at December 31, 2020	107	105
Additional paid-in capital	195,187	210,268
Treasury stock, at cost – 2,405,154 shares at December 31, 2021; 2,173,559 shares at December 31, 2020	(81,750)	(77,967)
Retained earnings (accumulated deficit)	4,362	(1,695)
Total stockholders’ equity	117,906	130,711
Total liabilities and stockholders’ equity	$139,605	$149,152

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Year ended December 31,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$9,763	$(8,947)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	750	921
Amortization of intangible assets	1,624	1,721
Net change in unrealized (appreciation) depreciation on investments	1,845	1,056
Realized gains on private investments	(8,371)	—
Stock-based compensation expense	5,835	6,701
Deferred income taxes	620	754
Loss on asset disposition	—	48
Gain on asset disposition	(148)	—
Non-cash lease expense	1,235	1,500
Impairment of goodwill	—	3,403
Currency translation adjustment reclassification	—	4,169
Changes in operating assets and liabilities:
Net (purchases) sales of investments – trading securities	4,513	(19,562)
Accounts receivable	(1,702)	3,683
Other current assets	189	(170)
Accounts payable and accrued liabilities	1,009	(526)
Compensation and benefits payable	2,042	(2,270)
Income taxes payable	1,750	(690)
Other liabilities	(1,569)	(1,561)
Net cash provided by (used in) operating activities	19,385	(9,770)
Cash flows from investing activities:
Sale of investments	9,258	—
Purchases of investments	(15)	—
Purchases of property and equipment	(178)	(93)
Proceeds on sale of property and equipment	501	89
Net cash provided by (used in) investing activities	9,566	(4)
Cash flows from financing activities:
Purchases of treasury stock	(2,990)	(12,952)
Purchases of treasury stock for employee stock plans	—	(697)
Restricted stock returned for payment of taxes	(884)	(1,120)
Cash dividends	(22,932)	(11,043)
Net cash used in financing activities	(26,806)	(25,812)
Effect of currency rate changes on cash	45	(1,164)
Net increase (decrease) in cash and cash equivalents	2,190	(36,750)
Cash and cash equivalents, beginning of period	13,016	49,766
Cash and cash equivalents, end of period	$15,206	$13,016

Supplemental cash flow information:
Cash paid during the period for income taxes	$1,858	$1,271
Accrued dividends	$2,933	$1,336

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
Reconciliation of Net Income (Loss) to Economic Earnings
(in thousands, except per share and share amounts)
(unaudited)

As supplemental information, we are providing non-GAAP performance measures that we refer to as Economic Earnings and Economic EPS. We provide these measures in addition to, not as a substitute for, net income (loss) and earnings (loss) per share, which are reported on a GAAP basis. Our management and Board of Directors review Economic Earnings and Economic EPS to evaluate our ongoing performance, allocate resources, and review our dividend policy. We believe that these non-GAAP performance measures, while not substitutes for GAAP net income (loss) or earnings (loss) per share, are useful for management and investors when evaluating our underlying operating and financial performance and our available resources. We do not advocate that investors consider these non-GAAP measures without also considering financial information prepared in accordance with GAAP.
We define Economic Earnings as net income (loss) plus non-cash stock-based compensation expense, impairment expense, amortization of intangible assets, currency translation adjustment reclassification and deferred taxes related to goodwill. Although depreciation on fixed assets is a non-cash expense, we do not add it back when calculating Economic Earnings because depreciation charges represent an allocation of the decline in the value of the related assets that will ultimately require replacement. In addition, we do not adjust Economic Earnings for tax deductions related to restricted stock expense or amortization of intangible assets. Economic EPS represents Economic Earnings divided by diluted weighted average shares outstanding.

	Three Months Ended
	December 31, 2021	September 30, 2021	December 31, 2020
Net Income	$2,813	$1,879	$2,815
Add: Stock-based compensation expense	1,375	1,362	1,292
Add: Intangible amortization	406	406	428
Add: Currency translation adjustment reclassification	—	—	(24)
Add: Tax benefit from goodwill amortization	60	59	60
Economic Earnings	$4,654	$3,706	$4,571

Diluted weighted average shares	7,910,673	7,956,081	7,838,504
Economic EPS	$0.59	$0.47	$0.58

	Year Ended December 31,
	2021	2020
Net Income (Loss)	$9,763	$(8,947)
Add: Stock-based compensation expense	5,834	6,701
Add: Impairment expense	—	3,403
Add: Intangible amortization	1,624	1,721
Add: Currency translation adjustment reclassification	—	4,169
Add: Tax benefit from goodwill amortization	237	237
Economic Earnings	$17,458	$7,284

Diluted weighted average shares	7,927,972	7,987,554
Economic EPS	$2.20	$0.91